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                                                          EXHIBIT NO. EX-99.g.2

                        THE DFA INVESTMENT TRUST COMPANY

                               CUSTODIAN AGREEMENT
                              ADDENDUM NUMBER FOUR

         THIS ADDENDUM is made as of this 27th day of July, 2000 by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC Trust").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated January 15, 1993, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional series and, in such event, the provisions of the Agreement shall apply to such series as may be mutually agreed to by the Fund and PFPC Trust; and

         WHEREAS, PFPC Trust presently provides such services to the existing series of shares of the Fund, and has agreed to provide such services to four new series of the Fund, designated as The LD U.S. Large Company Series, The HD U.S. Large Company Series, The LD U.S. Marketwide Value Series and The HD U.S. Marketwide Value Series (collectively, the "New Series"), and which are listed on Schedule A, attached hereto; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree:

         1. The Agreement is amended to provide that all those series set forth on "Schedule A, Series of The DFA Investment Trust Company, Amended and Restated as of July 27, 2000," which is attached hereto, shall be "Covered Series" under the Agreement.

         2. The fee schedules of PFPC Trust applicable to the Series that are listed on Schedule A shall be as agreed to in writing from time to time, by the Fund and PFPC Trust.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number
Four to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            THE DFA INVESTMENT TRUST COMPANY

                                            By:  ----------------------
                                                 Catherine L. Newell
                                                 Vice President

                                            PFPC TRUST COMPANY

                                            By:  ----------------------
                                                 Joseph Gramlich
                                                 Senior Vice President


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                                                            AMENDED AND RESTATED
                                                                   JULY 27, 2000

                                   SCHEDULE A

                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY

                       THE U.S. 9-10 SMALL COMPANY SERIES
                       THE U.S. 6-10 SMALL COMPANY SERIES
                         THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                           THE U.S. 6-10 VALUE SERIES
                        THE U.S. LARGE CAP VALUE SERIES
                           THE U.S. 4-10 VALUE SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                THE DFA TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                            THE GLOBAL VALUE SERIES
                        THE GLOBAL LARGE COMPANY SERIES
                        THE GLOBAL SMALL COMPANY SERIES
                    THE LD U.S. LARGE COMPANY SERIES (7/00)
                    THE HD U.S. LARGE COMPANY SERIES (7/00)
                   THE LD U.S. MARKETWIDE VALUE SERIES (7/00)
                   THE HD U.S. MARKETWIDE VALUE SERIES (7/00)